Q4 and Full Year 2020 Earnings Supplemental Materials February 25, 2021

2 Forward-Looking Statements These materials contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management’s current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, outlook, anticipated cost savings, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are difficult to predict, and many are outside of our control. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include those factors discussed under the caption “Risk Factors” in our 2019 annual report on Form 10-K, our current report on Form 8-K filed on June 19, 2020, and our quarterly report on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2020, along with our other filings with the U.S. Securities and Exchange Commission (“SEC”). However, those factors should not be considered to be a complete statement of all potential risks and uncertainties. Forward-looking statements are based only on information currently available to our management and speak only as of the date of this press release. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Please consult our public filings with the SEC or on our website at www.clarivate.com. Non-GAAP Financial Measures This presentation contains financial measures which have not been calculated in accordance with United States generally accepted accounting principles (“GAAP”), including Adjusted Revenues, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow, Adjusted Free Cash Flow, Standalone Adjusted EBITDA, and net debt because they are a basis upon which our management assesses our performance and we believe they reflect the underlying trends and indicators of our business. Although we believe these measures may be useful for investors for the same reasons, these financial measures should not be considered as an alternative to GAAP financial measures as a measure of the Company’s financial condition, profitability and performance or liquidity. In addition, these financial measures may not be comparable to similar measures used by other companies. At the Appendix to this presentation, we provide further descriptions of these non-GAAP measures and reconciliations of these non-GAAP measures to the corresponding most closely related GAAP measures. Results excluding divestitures in this presentation exclude the previously announced November 6, 2020 divestiture of Techstreet and the January 1, 2020 divestiture of the MarkMonitor brand protection, antipiracy and antifraud product. Clarivate retained the MarkMonitor Domain Management business. Required Reported Data We are required to report Standalone Adjusted EBITDA, which is identical to Consolidated EBITDA and EBITDA as such terms are defined under our credit agreement, and the indenture governing our senior secured notes due 2026, respectively, pursuant to the reporting covenants contained in such agreements. In addition, management of the Company uses Standalone Adjusted EBITDA to assess compliance with various incurrence-based covenants in these agreements.

Strategic Acquisitions + Operational Improvements Drove Growth in 2020 Strategic Acquisitions Operational Improvements Financial Highlights 29% $280M 31% $302M 50% $105M 38% +790bps 66% $193M ✓ Launched 19 new products and implemented numerous product enhancements ✓ 3% adjusted organic subscription growth during COVID pandemic ✓ Realigned commercial infrastructure by establishing 3 Global Business Centers ✓ Delivered significant cost savings and acquisition synergy capture ✓ Divested non-core Techstreet ✓ Insourcing application development ✓ Rationalizing facilities; reducing footprint by more than 50% ✓ Transforming to a digital workplace ✓ Lowered average cost of debt to 4.2% from 6.0% Revenue growth Adjusted Revenue(1) growth GAAP Net Loss improvement Adjusted EBITDA Margin(1) (2) Adjusted EBITDA(1) growth 124% $146M Net Cash Operating Activities growth (1) See the Appendix for a reconciliation of GAAP to Non-GAAP measures. (2) Adjusted EBITDA Margin equals Adjusted EBITDA divided by Adjusted Revenue. 90% $137M 200% $201M Adjusted Free Cash Flow(1) growth Adjusted Net Income(1) growth

Significant Progress Across Four Strategic Goals in 2020 Provide superior investor returns $450M free cash flow(1) exiting 2023 Further increase customer delight score Goal 82+ (best practice 82) Continue to improve colleague engagement score Goal 80+ (benchmark 74) Sustainability Focus on strong top and bottom-line growth $1.5B revenue - $650M EBITDA(1) exiting 2023 DJSI-listed world leader by 2023 Increased engagement score to 77 from 69 Increased customer delight score to 79 from 76 Delivered $302M adjusted free cash flow(1) (2021 outlook = $450-$500M) Delivered $1.3B adjusted revenue and $487M adjusted EBITDA(1) in 2020 (2021 outlook = Adjusted revenue $1.78B-$1.84B and Adjusted EBITDA $785M-$825M) (1) See the Appendix for a reconciliation of GAAP to Non-GAAP measures.

5 Sustainability at the Heart of Our Business • Launched new colleague resource group (CRG) dedicated to race and ethnicity • Completed unconscious bias training (96% completion) • Funded CEO Action Fellowship for racial equality • Increased global participation in colleague resource group to 9% • Issued new annual report card for colleague resource group • Completed new supplier code of ethics • Implemented supplier ESG screening • Launched new public privacy center • Completed cybersecurity training (95% completion) • Completed code of conduct training (100% completion) • Completed ESG questionnaires for 40 customers • Achieved bronze Ecovadis and gold P&G rating • Relaunched volunteerism worldwide • Signatory to UN Women’s Empowerment Principles • Signatory to CEO Action for Diversity & Inclusion • Signatory to Stonewall Transgender Rights are Human Rights • Launched Domains for Good (non-profit support program) • Launched new environmental metrics reporting system • Launched global e-waste recycling program • Implemented sustainable merchandising guidelines Community Governance Environment Colleagues Significant progress on initiatives in 2020

6 Efficiently Managing Cost Structure and Freeing up Resources Total Savings Permanent Savings Completed Through 2020 Timing 2019 cost savings program $75 million $75 million $73 million $75 million run-rate exiting Q1 2021 COVID related $30 million At least $5 million $5 million Q1-Q4 2020 DRG synergies $30 million $30 million $20 million $30 million run-rate exiting 2021 CPA Global Savings $75 million $75 million $20 million $75 million run-rate exiting 2021 Total Cost Savings $210 million $185 million $118 million Approximately $185 million in permanent cost reductions

7 Reaffirmed 2021 Outlook* ($ in millions, except per share information) Low High Adjusted Revenue $1,780 $1,840 Adjusted EBITDA $785 $825 Adjusted EBITDA margin % 44% 45% Adjusted Diluted EPS(1) $0.73 $0.79 Adjusted Free Cash Flow $450 $500 *See Appendix for reconciliation of GAAP to Non-GAAP measures. (1) Adjusted diluted EPS for 2020 is calculated based on approximately 631.0 million fully diluted weighted average shares outstanding.

Q4 Results

Revenue growth driven by acquisitions including DRG and CPA Global and recovery in transactional revenue, combined with cost savings, drove significant Adjusted EBITDA growth and Margin expansion

Reported Revenue

+79% actual f/x
+77% constant f/x



$456[4]
$255
Q4'19
Q4'20

($ in millions, actual f/x)

Adjusted Revenue[1]

+85% actual f/x
+83% constant f/x



$471[2]
$255
$209
$46
Subscription +13%
Transactional +165%
Re-occurring +100%
$236
$121
$115
Q4'19
Q4'20

Adjusted EBITDA[1]

Adjusted EBITDA Margin[3] 42% up 920 basis points



$200[2]
$85
+137%
Q4'19
Q4'20

Organic Revenue Growth	**Organic** (as reported)	**Impact of $3.5M One-time Deferred Revenue Adjustment[5]**	**F/X Impact** (as reported)	**Adjusted**
Subscription	0.3%	1.2%	1.5%	3.0%
Transactional	4.1%	2.0%	1.9%	8.0%
Re-occurring	---	---	---	---
Adjusted Revenue	1.0%	1.4%	1.6%	3.9%

(1) See the Appendix for a reconciliation of GAAP to Non-GAAP measures.
(2) Includes $6.0 million of revenue and $1.5 million of EBITDA for Techstreet, which was divested on November 6, 2020.
(3) Adjusted EBITDA Margin equals Adjusted EBITDA divided by Adjusted Revenue. See the Appendix for a reconciliation of GAAP to Non-GAAP measures.
(4) Includes $16M deferred revenue adjustment a result of purchase accounting primarily related to the acquisition of CPA Global.
(5) One-time $3.5M deferred revenue adjustment which lowered reported Q4'20 revenues; $2.6M subscription and $0.9M transactional. (not related to the $16M purchase accounting adjustment).

Clarivate™

8

Q4 Financial Highlights

($ in millions except per share data)	Three Months Ended December 31, 2020	2019	% Change[2]	Organic[2]	Adjusted to Exclude One-time $3.5M Deferred Revenue Adjustment[3]	Commentary
Subscription revenue[1]	$236	$209	13%	2%	3%	Acquisitions, new business and price increases, partially offset by divested products and a one-time $2.6M deferred revenue adjustment not related to the purchase accounting deferred revenue adjustment
Transactional revenue[1]	121	46	165%	6%	8%	Acquisitions, partially offset by divested businesses. Organic growth driven by backfile sales and search volumes - reversing decline in Q2'20 and Q3'20 due to the impact of the COVID pandemic - partially offset by one-time $0.9M deferred revenue adjustment not related to the purchase accounting deferred revenue adjustment
Re-occurring revenue[1]	115	0	100%	---	---	A component of revenue from the acquisition of CPA Global
Adjusted total revenues, net[1]	471	255	85%	3%	4%	Organic subscription revenue growth and recovery in transactional revenue, partially offset by one-time $3.5M deferred revenue adjustment as noted above
Annual Contract Value ("ACV")	907	794	14%	3%	---	Acquisitions, organic growth (+3.4%) and annual price increases
Adjusted EBITDA[1]	200	85	137%	---	---	Revenue growth with strong flow-through and benefit of cost savings/synergies
Adjusted EBITDA margin[1]	42%	33%	920bps	---	---	Combination of acquisitions and underlying growth and efficiencies within the core business
Other income, net	38	2	>1,000%	---	---	Gain on sale of Techstreet and positive impact of foreign currency exchange
Interest expense	(40)	(64)	(38%)	---	---	Lower interest payments as a result of refinancing in Oct. 2019
Benefit (provision) for income taxes	16	(5)	(458%)	---	---	Decrease due to release of valuation allowance in certain jurisdictions
Cash taxes	7	8	(7%)	---	---	$ change not material
Net income (loss)	6	(85)	108%	---	---	Growth in operations, gain on sale of Techstreet, lower interest expense and tax benefit in Q4'20 versus expense in same period prior year
Adjusted net income[1]	136	42	224%	---	---	Acquisitions. organic growth, benefit of operational efficiencies and improved tax benefit vs. prior year
Basic & diluted income (loss) per share	0.01	(0.28)	104%			
Adjusted diluted EPS[1]	$0.22	$0.13	69%	---	---	

Clarivate™

(1) See the Appendix for a reconciliation of GAAP to Non-GAAP measures.
(2) Includes the impact of foreign exchange
(3) Adjusted to exclude one-time $3.5M deferred revenue adjustment which lowered reported Q4'20 revenues; $2.6M subscription and $0.9M transactional. At actual FX.

9

Full Year Results

Revenue growth driven by acquisitions including DRG and CPA Global, new business and pricing, combined with operational improvements, drove significant Adjusted EBITDA growth and Margin expansion

Reported Revenue

+29% actual f/x
+28% constant f/x


$1,254(4)
$974
2019
2020

Adjusted Revenue[1]

+31% actual f/x
+31% constant f/x


$1,277(2)
$975
Subscription
+8%
$868
$806
Transactional
+74%
$295
Re-occurring
+100%
$169
$115
2019
2020

Adjusted EBITDA[1]

Adjusted EBITDA Margin[3] 38% up 790 basis points


$487(2)
+66%
$294
2019
2020

($ in millions, actual f/x)

Clarivate™

(1) See the Appendix for a reconciliation of GAAP to Non-GAAP measures.
(2) Includes $49.3 million of revenue and $9.1 million of EBITDA for Techstreet, which was divested on November 6, 2020.
(3) Adjusted EBITDA Margin equals Adjusted EBITDA divided by Adjusted Revenue. See the Appendix for a reconciliation of GAAP to Non-GAAP measures.
(4) Includes deferred revenue adjustment a result of purchase accounting primarily related to the acquisition of CPA Global and DRG.

10

Full Year Financial Highlights

($ in millions except per share data)	Twelve Months Ended December 31, 2020	2019	% Change[2]	Organic[2][3]	Commentary
Subscription revenue[1]	$868	$806	8%	3%	Acquisitions including DRG, CPA Global and Darts-ip, organic growth due to new business and price increases, partially offset by divested products
Transactional revenue[1]	295	169	74%	(7%)	Acquisitions partially offset by disposals, organic decrease in revenues due to lower demand in Q2'20 and Q3'20 driven by economic conditions resulting from the COVID-19 pandemic – recovered in Q4'20
Re-occurring revenue[1]	115	0	100%	---	A component of revenue from the acquisition of CPA Global
Adjusted total revenues, net[1]	1,277	975	31%	2%	
Annual Contract Value ("ACV")	907	794	14%	3.4%	Acquisitions, organic growth and annual price increases
Adjusted EBITDA[1]	487	294	66%	---	Revenue growth with strong flow-through and benefit of cost savings/synergies
Adjusted EBITDA margin[1]	38%	30%	790bps	---	Combination of acquisitions and underlying growth and efficiencies within the core business
Other income, net	52	5	>1,000%	---	Gain on sale of Techstreet and positive impact of foreign currency exchange
Interest expense	(112)	(158)	(29%)	---	Lower interest payments as a result of refinancing in Oct. 2019 and the write down of deferred financing charges and original issuance discount on prior term loan facility
Benefit (provision) for income taxes	3	(10)	(70%)	---	Decrease primarily due to release of valuation allowance in certain jurisdictions and benefit of share-based compensation
Cash taxes	28	29	(5%)	---	$ change not material
Net loss	(106)	(211)	50%	---	Growth in operations, gain on sale of asset and lower interest expense resulting from the refinancing of debt and improved tax expense
Adjusted net income[1]	289	152	90%	---	Acquisitions. organic growth and benefit of operational efficiencies
Basic and diluted loss per share	(0.25)	(0.77)	68%	---	
Adjusted diluted EPS[1]	$0.64	$0.53	21%	---	

Clarivate™

(1) See the Appendix for a reconciliation of GAAP to Non-GAAP measures.
(2) Includes the impact of foreign exchange.
(3) Not adjusted to reflect the one-time $3.5M deferred revenue adjustment which lowered reported Q4'20 revenues; $2.6M subscription and $0.9M transactional.

11

Selected Balance Sheet and Cash Flow Information

Strong cash flow will allow for debt reduction to continue to invest in strategic growth opportunities

($ in millions)	December 31, 2020	December 31, 2019	$ Change	Commentary on Change
Cash and cash equivalents	$258	$76	$182	Higher cash flows and proceeds from the sale of ordinary shares in June '20 and voluntary exercise of warrants for ordinary shares during Q1 '20
Total debt outstanding	$3,547	$1,665	$1,882	Funding to finance acquisitions of CPA Global ($1.6B) and DRG ($360M), partially offset by $65M repayment of revolver
Net debt[1]	$3,289	$1,589	$1,676	Higher debt due to acquisitions partially offset by increase in cash and cash equivalents
Gross leverage ratio[1]	4.6x	5.0x	(0.4x)	Improvement driven by increase in LTM Standalone EBITDA; calculation based on LTM Standalone Adjusted EBITDA including full year impact of DRG (acquired February '20) and CPA Global (October '20)
Net leverage ratio[1]	4.3x	4.7x	(0.4x)	Improvement driven by increase in cash and LTM Standalone EBITDA; calculation based on LTM Standalone Adjusted EBITDA including full year impact of DRG and CPA Global
Capital expenditures	$108	$70	$38	Addition of DRG and CPA Global, acceleration of product development with significant cadence of new releases for renovated product
Cash flow from operations	$264	$118	$146	Driven by increased revenues and lower GAAP operating losses
Free cash flow[1]	$156	$48	$108	Higher operating cash flow partially offset by increased capital expenditures
Adjusted free cash flow[1]	$302	$101	$201	Driven by improvement in cash flow from operations and operational improvement initiatives which streamlined operations by simplifying the organization; 2020 also includes $45M cash benefit from CPA Global working capital timing difference between pre-acquisition and post-acquisition period

(1) See the Appendix for a reconciliation of GAAP to Non-GAAP measures.

Clarivate™

12

13 Results Excluding Divested Techstreet and MarkMonitor Businesses (1) See the Appendix for a reconciliation of GAAP to Non-GAAP measures. (2) Results are not adjusted to exclude the one-time $3.5M deferred revenue adjustment ($2.6M subscription revenue and $0.9M transactional revenue) as noted on slide 8. Divestitures excluded from both periods ($ in millions) Q4 ’20 Q4 ’19 YOY % Change Actual F/X Actual F/X Actual F/X Constant F/X Adjusted revenue(1)(2) $465 $227 104% 103% Adjusted subscription revenue(1)(2) $232 $188 23% 21% Adjusted transactional revenue(1)(2) $119 $39 203% 201% Adjusted re-occurring revenue(1)(2) $115 N/A No prior year amounts Adjusted EBITDA(1) $199 $81 146% --- ($ in millions) FY 2020 FY 2019 YOY % Change Actual F/X Actual F/X Actual F/X Constant F/X Adjusted revenue(1)(2) $1,228 $866 42% 41% Adjusted subscription revenue(1)(2) $836 $721 16% 16% Adjusted transactional revenue(1)(2) $277 $145 90% 90% Adjusted re-occurring revenue(1)(2) $115 N/A No prior year amounts Adjusted EBITDA(1) $478 $282 70% ---

14 $696 $712 $720 $727 $786 $817 $823 $907 Q1 '19 Q2 '19 Q3 '19 Q4 '19 Q1 '20 Q2 '20 Q3 '20 Q4 '20 Annualized Contract Value (ACV)(1) ($ in millions) (1) Annualized Contract Value refers to the annualized value for a 12-month period following a given date of all subscription-based client license agreements, assuming that all license agreements that come up for renewal during that period are renewed at their current prices. • Quarters include acquisitions as of the period acquired; DRG completed February 2020 and CPA Global completed October 2020 • All prior periods exclude divested Techstreet and MarkMonitor products at actual F/X $794 $907 Q4 '19 Q4 '20 As Reported Adjusted for Acquisitions and Divestitures +14% Organic ACV Growth of 3.4% as of Year-End 2020

APPENDIX

16 Presentation of Certain Non-GAAP Financial Measures This presentation contains financial measures which have not been calculated in accordance with GAAP, including Adjusted Revenues and Adjusted EBITDA, because they are a basis upon which our management assesses our performance and we believe they reflect the underlining trends and indicators of our business. Adjusted Revenues Adjusted Revenues excludes the impact of the deferred revenues purchase accounting adjustment (primarily recorded in connection with recent acquisitions). Our presentation of Adjusted Revenues is presented for informational purposes only and is not necessarily indicative of our future results. You should compensate for these limitations by relying primarily on our GAAP results and only using Adjusted Revenues for supplementary analysis. Adjusted EBITDA Adjusted EBITDA is calculated using net (loss) income before provision for income taxes, depreciation and amortization and interest income and expense adjusted to exclude acquisition or disposal-related transaction costs (such costs include net income from continuing operations before provision for income taxes, depreciation and amortization and interest income), stock-based compensation, unrealized foreign currency gains/(losses), transition services agreement costs entered into with Thomson Reuters in 2016 ("Transition Services Agreement"), separation and integration costs, transformational and restructuring expenses, acquisition-related adjustments to deferred revenues, non-cash income/(loss) on equity and cost method investments, non-operating income or expense, the impact of certain non-cash and other items that are included in net income for the period that the Company does not consider indicative of its ongoing operating performance, and certain unusual items impacting results in a particular period. In future periods, the Company will need to make additional capital expenditures in order to replicate capital expenditures associated with previously shared services on a stand-alone basis. You are encouraged to evaluate these adjustments and the reasons the Company considers them appropriate for supplemental analysis. These measures are not measurements of the Company’s financial performance under GAAP and should not be considered in isolation or as alternatives to net income, net cash flows provided by operating activities, total net cash flows or any other performance measures derived in accordance with GAAP or as alternatives to net cash flows from operating activities or total net cash flows as measures of the Company’s liquidity. Reduction of ongoing standalone and Transition Services Agreement costs have been, and are expected to continue to be, a component of the Company’s strategy as it finalizes its transition to a standalone company following the 2016 Transaction. Certain of the adjustments included to arrive at Adjusted EBITDA are related to the Company’s transition to an independent company. In evaluating Adjusted EBITDA you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the included adjustments. The Company’s presentation of Adjusted EBITDA should not be construed as an inference that the Company’s future results will be unaffected by any of the adjusted items, or that the Company’s projections and estimates will be realized in their entirety or at all.

17 Presentation of Certain Non-GAAP Financial Measures The use of Adjusted EBITDA instead of GAAP measures has limitations as an analytical tool, and you should not consider Adjusted EBITDA in isolation, or as a substitute for analysis of the Company’s results of operations and operating cash flows as reported under GAAP. For example, Adjusted EBITDA does not reflect: – the Company’s cash expenditures or future requirements for capital expenditures – changes in, or cash requirements for, the Company’s working capital needs – interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt – any cash income taxes that the Company may be required to pay – any cash requirements for replacements of assets that are depreciated or amortized over their estimated useful lives and may have to be replaced in the future – all non-cash income or expense items that are reflected in the Company’s statements of cash flows The Company’s definition of and method of calculating Adjusted EBITDA may vary from the definitions and methods used by other companies when calculating adjusted EBITDA, which may limit their usefulness as comparative measures. The Company prepared the information included in this presentation based upon available information and assumptions and estimates that it believes are reasonable. The Company cannot assure you that its estimates and assumptions will prove to be accurate. Because the Company incurred transaction, transition, integration, transformation, restructuring, and Transition Services Agreement costs in connection with the 2016 Transaction and the transition, borrowed money in order to finance its operations, and used capital and intangible assets in its business, and because the payment of income taxes is necessary if the Company generates taxable income after the utilization of its net operating loss carryforwards, any measure that excludes these items has material limitations. As a result of these limitations, these measures should not be considered as a measure of discretionary cash available to the Company to invest in the growth of its business or as a measure of its liquidity. Adjusted EBITDA Margin Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Adjusted Revenues.

18 Presentation of Certain Non-GAAP Financial Measures Adjusted Net Income and Adjusted Diluted EPS We have begun to use Adjusted Net Income and Adjusted Diluted Earnings Per Share ("Adjusted Diluted EPS") in our analysis of the financial performance of the Company. We believe Adjusted Net Income and Adjusted Diluted EPS are meaningful measures of the performance of the Company because they adjust for items that do not directly affect our ongoing operating performance in the period. Adjusted Net Income is calculated using net income (loss), adjusted to exclude acquisition or disposal-related transaction costs (such costs include net income from continuing operations before provision for income taxes, depreciation and amortization and interest income and expense from the divested business), amortization related to acquired intangible assets, stock-based compensation, unrealized foreign currency gains/(losses), Transition Services Agreement costs, separation and integration costs, transformational and restructuring expenses, acquisition-related adjustments to deferred revenues, non-cash income (loss) on equity and cost method investments, non- operating income or expense, the impact of certain non-cash and other items that are included in net income for the period that the Company does not consider indicative of its ongoing operating performance, certain unusual items impacting results in a particular period, and the income tax impact of any adjustments. We calculate Adjusted Diluted EPS by using Adjusted Net Income divided by diluted weighted average shares for the period. Standalone Adjusted EBITDA We are required to report Standalone Adjusted EBITDA pursuant to the reporting covenants contained in the Credit Agreement and the Indenture. Standalone Adjusted EBITDA is identical to Consolidated EBITDA and EBITDA as such terms are defined under the Credit Agreement and the Indenture, respectively. In addition, the Credit Agreement and the Indenture contain certain restrictive covenants that govern debt incurrence and the making of restricted payments, among other matters. These restrictive covenants utilize Standalone Adjusted EBITDA as a primary component of the compliance metric governing our ability to undertake certain actions otherwise proscribed by such covenants. Standalone Adjusted EBITDA reflects further adjustments to Adjusted EBITDA for cost savings already implemented and excess standalone costs. Because Standalone Adjusted EBITDA is required pursuant to the terms of the reporting covenants under the Credit Agreement and the Indenture and because this metric is relevant to lenders and noteholders, management considers Standalone Adjusted EBITDA to be relevant to the operation of its business. It is also utilized by management and the compensation committee of the Board as an input for determining incentive payments to employees. Excess standalone costs are the difference between our actual standalone company infrastructure costs, and our estimated steady state standalone infrastructure costs. We make an adjustment for the difference because we have had to incur costs under the Transition Services Agreement after we had implemented the infrastructure to replace the services provided pursuant to the Transition Services Agreement, after we had implemented the infrastructure to replace the services provided pursuant to the Transition Services Agreement, thereby incurring dual running costs. Furthermore, there has been a ramp up period for establishing and optimizing the necessary standalone infrastructure. Since our separation from Thomson Reuters, we have had to transition quickly to replace services provided under the Transition Services Agreement, with optimization of the relevant standalone functions typically following thereafter. Cost savings reflect the annualized “run rate” expected cost savings, net of actual cost savings realized, related to restructuring and other cost savings initiatives undertaken during the relevant period. Standalone Adjusted EBITDA is calculated under the Credit Agreement and the Indenture by using our Net Income for the trailing twelve month period (defined in the Credit Agreement and the Indenture as our GAAP net income adjusted for certain items specified in the Credit Agreement and the Indenture) adjusted for items including: taxes, interest expense, depreciation and amortization, non-cash charges, expenses related to capital markets transactions, acquisitions and dispositions, restructuring and business optimization charges and expenses, consulting and advisory fees, run-rate cost savings to be realized as a result of actions taken or to be taken in connection with an acquisition, disposition, restructuring or cost savings or similar initiatives, “run rate” expected cost savings, operating expense reductions, restructuring charges and expenses and synergies related to the transition following the separation of the Company’s business from Thomson Reuters (the “2016 Transaction”) projected by us, costs related to any management or equity stock plan, other adjustments that were presented in the offering memorandum used in connection with the issuance of the Notes and earnout obligations incurred in connection with an acquisition or investment. Free Cash Flow and Adjusted Free Cash Flow We use free cash flow and adjusted free cash flow in our operational and financial decision-making and believe free cash flow and adjusted free cash is useful to investors because similar measures are frequently used by securities analysts, investors, ratings agencies and other interested parties to evaluate our competitors and to measure the ability of companies to service their debt. Free cash flow is calculated using net cash provided by operating activities less capital expenditures. Adjusted free cash flow is calculated as free cash flow, less cash paid for transition services agreement, transition, transformation and integration expenses, transaction related costs and debt issuance costs offset by cash received for hedge accounting transactions.

19 Quarterly Financial Summary 1. Adjusted Revenue adds back the deferred revenue purchase accounting adjustment. 2. See the Appendix for a reconciliation of GAAP to non-GAAP financial measures. ($ in millions) Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Revenues, net $234.0 $242.3 $243.0 $255.0 $240.6 $273.5 $284.4 $455.6 Deferred revenue adjustment $0.2 $0.1 $0.1 $0.1 $1.9 $3.4 $2.1 $15.7 Adjusted Revenue(1)(2) $234.2 $242.4 $243.1 $255.1 $242.5 $276.9 $286.5 $471.3 Adj. Subscription Revenue(1)(2) $192.5 $202.7 $200.8 $209.5 $193.2 $216.5 $222.1 $235.9 Adj. Transactional Revenue(1)(2) $41.7 $39.7 $42.3 $45.6 $49.2 $60.4 $64.4 $120.9 Adj. Re-occurring Revenue(1)(2) --- --- --- --- --- --- --- $114.5 Net Income (Loss) ($59.3) ($77.8) $10.8 ($84.8) ($74.0) ($1.5) ($37.2) $6.4 Adjusted EBITDA(2) $59.2 $73.2 $77.0 $84.6 $78.2 $100.1 $108.2 $200.1 Adjusted EBITDA margin %(2) 25.3% 30.2% 31.7% 33.2% 32.2% 36.2% 37.8% 42.4%

20 Diluted Share Count 1 2 3 3 4 5 6 7 Note: the analysis is not intended to replace the Treasury Stock Method as required under ASC 260, Earnings per Share 1. Inconsistent with the requirements of ASC 260, but for illustrative purposes, this analysis uses hypothetical shares prices and not the actual average share price for the period as required under US GAAP. 2. Debt and cash amounts reflect 12/31/20 balances. 3. Per the requirements of the Treasury Stock Method this excludes all management options that are antidilutive at the assumed share prices in this analysis and includes consideration of unrecognized compensation costs. 4. Consists of actual 2019 and 2020, as well as forecasted 2021 RSUs and their related activity. This includes forecasted issuances of 1.8M RSUs in 2021. 5. Consistent with the requirements of ASC 260, performance conditions for 0.6M of the PSUs granted in 2020 are not likely to be achieved as of this time, and therefore are excluded from this dilution analysis. Market conditions for 0.3M of the PSUS granted in 2020 are likely to be achieve based on the stock price's performance in the past year, and therefore are included in this dilution analysis. This figure does not include forecasted PSU grants for 2021 since the probability of achieving related performance obligations is unable to be measured at this time. 6. Consistent with the requirement of ASC 260, the impact of 2.9M estimated shares to be issued on the one year anniversary of acquisition of DRG (February 28, 2021) is included within this dilution analysis. 7. Consistent with the requirement of ASC 260, the impact of 1.5M estimated shares to be issued 90 days after closing of the CPA Global acquisition plus an additional 20 days (January 19, 2021) is included within this dilution analysis. Comments 2

Reconciliation of Non-GAAP Financial Measures and Required Reported Data

The following tables present the amounts of our subscription, transactional, and re-occurring revenues including as a percentage of our total revenues, for the periods indicated, as well the drivers of the variances between periods.

	Three Months Ended December 31,		Variance Increase/(Decrease)		Percentage of Factors Increase/(Decrease)			
(in millions, except percentages)	2020	2019	Total Variance (Dollars)	Total Variance (Percentage)	Acquisitive	Disposal	FX Impact	Organic
Subscription revenues	$ 235.9	$ 209.5	$ 26.4	12.6%	19.7%	(8.8)%	1.5%	0.3%
Transactional revenues	120.9	45.6	75.3	165.0%	167.8%	(8.8)%	1.9%	4.1%
Re-occurring revenues	114.5	-	114.5	100.0%	100.0%	—%	—%	—%
(1) Deferred revenues adjustment	(15.7)	(0.1)	(15.6)	NM	NM	— %	— %	—%
Revenues, net	$ 455.6	$ 255.0	$ 200.6	78.7%	85.0%	(8.8)%	1.6 %	1.0 %
(1) Deferred revenues adjustment	(15.7)	0.1	15.6	NM	NM	— %	— %	—%
Adjusted revenues, net	$ 471.3	$ 255.1	$ 216.2	84.8%	91.1 %	(8.8)%	1.6%	1.0%

(1) Reflects the deferred revenues adjustment made as a result of purchase accounting.

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Reconciliation of Non-GAAP Financial Measures and Required Reported Data

The following tables present the amounts of our subscription, transactional, and re-occurring revenues including as a percentage of our total revenues, for the periods indicated, as well the drivers of the variances between periods.

	Twelve Months Ended December 31,		Variance Increase/(Decrease)		Percentage of Factors Increase/(Decrease)			
			Total Variance (Dollars)	Total Variance (Percentage)	Acquisitive	Disposal	FX Impact	Organic
(in millions, except percentages)	2020	2019						
Subscription revenues	$ 867.7	$ 805.5	$ 62.2	7.7%	12.1%	(7.4)%	0.3%	2.7%
Transactional revenues	120.9	45.6	125.6	74.2%	83.3%	(3.0)%	0.4%	(6.5)%
Re-occurring revenues	114.5	-	114.5	100.0%	100.0%	—%	—%	—%
Deferred revenues adjustment (1)	(23.1)	(0.4)	(22.7)	NM	NM	— %	— %	69.2%
Revenues, net	$ 1,254.0	$ 974.3	$ 279.7	28.7%	33.9%	(6.7)%	0.4 %	1.1 %
Deferred revenues adjustment (1)	23.1	0.4	22.7	NM	NM	— %	— %	69.2%
Adjusted revenues, net	$ 1,277.1	$ 974.7	$ 302.4	31.0%	36.2%	(6.7)%	0.4%	1.2%

(1) Reflects the deferred revenues adjustment made as a result of purchase accounting.

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Reconciliation of Non-GAAP Financial Measures and Required Reported Data

(in millions)	Three Months Ended December 31, 2020	Three Months Ended December 31, 2019	Twelve Months Ended December 31, 2020	Twelve Months Ended December 31, 2019
Net income (loss)	$ 6.4	$ (84.8)	$ (106.3)	$ (211.0)
Benefit (provision) for income taxes	(16.5)	4.6	(2.8)	10.2
Depreciation and amortization	127.0	55.4	303.2	200.5
Interest, net	39.6	63.8	111.9	157.7
1 Transition services agreement costs	—	—	0.6	10.5
2 Transition, transformation and integration expense	(0.3)	(0.9)	3.4	24.4
3 Deferred revenues adjustment	15.7	0.1	23.1	0.4
4 Transaction related costs	27.3	4.1	97.5	46.2
Share-based compensation expense	10.5	4.7	41.7	51.4
Sale of Techstreet	(28.1)	—	(28.1)	—
5 Restructuring and impairment	20.8	15.7	47.6	15.7
Legal settlement	—	—	—	(39.4)
Impairment on assets held for sale	—	18.4	—	18.4
6 Other	(2.3)	3.5	(5.2)	9.0
Adjusted EBITDA	$ 200.1	$ 84.6	$ 486.6	$ 294.0
Adjusted EBITDA Margin	42.4%	33.2%	38.1%	30.2%

Descriptions

Adjusted EBITDA adjustments

1. In 2020, this is related to a new transition services agreement and offset by the reverse transition services agreement from the sale of MarkMonitor assets. In 2019, this includes payments to Thomson Reuters under the Transition Services Agreement.
2. Includes costs incurred in connection with and after our separation from Thomson Reuters in 2016 relating to the implementation of our standalone company infrastructure and related cost-savings initiatives. These costs include mainly transition consulting, technology infrastructure, personnel and severance expenses relating to our standalone company infrastructure, which are recorded in Transition, integration, and other related expenses line-item of our income statement, as well as expenses related to the restructuring and transformation of our business following our separation from Thomson Reuters in 2016, mainly related to the integration of separate business units into one functional organization and enhancements in our technology.
3. Reflects the deferred revenues adjustment as a result of purchase accounting.
4. Includes costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities and include advisory, legal, and other professional and consulting costs.
5. Reflects costs incurred in connection with the initiative, following our merger with Churchill Capital Corp in 2019, to streamline our operations by simplifying our organization and focusing on two product groups. This also includes restructuring related costs following the acquisition of DRG in 2020.
6. Includes primarily the net impact of foreign exchange gains and losses related to the re-measurement of balances and other items that do not reflect our ongoing operating performance.

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Reconciliation of Non-GAAP Financial Measures and Required Reported Data

(in millions)		Twelve Months Ended December 31, 2020
Net loss	$	(106.3)
(Benefit) provision for income taxes		(2.8)
Depreciation and amortization		303.2
Interest, net		111.9
(1) Transition Services Agreement costs		0.6
(2) Transition, transformation and integration expense		3.4
(3) Deferred revenues adjustment		23.1
(4) Transaction related costs		97.5
Share-based compensation expense		41.7
Gain on sale of Techstreet		(28.1)
(5) Restructuring and impairment		47.6
(6) Other		(5.2)
Adjusted EBITDA		486.6
Realized foreign exchange gain		(2.4)
(7) DRG Adjusted EBITDA Impact		(2.7)
(7) CPA Global Adjusted EBITDA impact		193.9
(7) IncoPat Adjusted EBITDA impact		(0.5)
(7) Hanlim Adjusted EBITDA impact		0.5
(8) Cost savings		86.7
Standalone Adjusted EBITDA	$	762.1

Descriptions

Adjusted EBITDA adjustments

1. In 2020, this is related to a new transition services agreement and offset by the reverse transition services agreement from the sale of MarkMonitor assets. In 2019, this includes payments to Thomson Reuters under the Transition Services Agreement.
2. Includes costs incurred in connection with and after our separation from Thomson Reuters in 2016 relating to the implementation of our standalone company infrastructure and related cost-savings initiatives. These costs include mainly transition consulting, technology infrastructure, personnel and severance expenses relating to our standalone company infrastructure, which are recorded in selling, general, and administrative line-item of our income statement, as well as expenses related to the restructuring and transformation of our business following our separation from Thomson Reuters in 2016 mainly related to the integration of separate business units into one functional organization and enhancements in our technology.
3. Reflects the deferred revenues adjustment as a result of purchase accounting.
4. Includes costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities and include advisory, legal, and other professional and consulting costs.
5. Reflects costs incurred in connection with the initiative, following our merger with Churchill Capital Corp in 2019, to streamline our operations by simplifying our organization and focusing on two segments. This also includes restructuring related costs following the acquisition of DRG and CPA Global in 2020.
6. Includes primarily the net impact of foreign exchange gains and losses related to the re-measurement of balances and other items that do not reflect our ongoing operating performance.
7. Represents the acquisition Adjusted EBITDA for the period beginning January 1, 2020 through the respective acquisition date of each acquired business to reflect the company's Standalone EBITDA as though material acquisitions occurred at the beginning of the presented period.
8. Reflects the estimated annualized run-rate cost savings, net of actual cost savings realized, related to restructuring and other cost savings initiatives undertaken during the period (exclusive of any cost reductions in our estimated standalone operating costs), including synergies related to acquisitions.

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Reconciliation of Non-GAAP Financial Measures and Required Reported Data

(in millions, except per share amounts)	Three Months Ended December 31, 2020 Amount	Three Months Ended December 31, 2020 Per Share	Twelve Months Ended December 31, 2020 Amount	Twelve Months Ended December 31, 2020 Per Share
Net income (loss)	$ 6.4	0.01	$ (106.3)	(0.24)
Dilutive impact of potential common shares	—	—	—	—
Net income (loss)	6.4	0.01	(106.3)	(0.24)
1 Transition services agreement costs	—	—	0.6	—
2 Transition, transformation and integration expense	(0.3)	—	3.4	0.01
3 Deferred revenues adjustment	15.7	0.03	23.1	0.05
4 Transaction related costs	27.3	0.04	97.5	0.22
Share-based compensation expense	10.5	0.02	41.7	0.09
Amortization related to acquired intangible assets	100.2	0.16	237.0	0.53
5 Restructuring and impariment	20.8	0.03	47.6	0.11
Debt issuance and hedge accounting costs	—	—	8.6	0.02
Gain on sale of Techstreet	(28.1)	(0.04)	(28.1)	(0.06)
6 Other	(2.3)	—	(5.2)	(0.01)
Income tax impact of related adjustments	(14.6)	(0.02)	(30.8)	(0.07)
Adjusted net income and Adjusted Diluted EPS	$ 135.6	$ 0.22	$ 289.1	$ 0.64
Weighted average ordinary shares (Diluted)	627,080,856		450,452,184	

Descriptions

Adjusted Net Income and Adjusted Diluted EPS adjustments

1. In 2020, this is related to a new transition services agreement and offset by the reverse transition services agreement from the sale of MarkMonitor assets. In 2019, this includes payments to Thomson Reuters under the Transition Services Agreement.
2. Includes cash payments in connection with and after our separation from Thomson Reuters in 2016 relating to the implementation of our standalone company infrastructure and related cost-savings initiatives. These cash payments include mainly transition consulting, technology infrastructure, personnel and severance expenses relating to our standalone company infrastructure, which are recorded in Transition, integration, and other related expenses line-item of our income statement, as well as cash payments related to the restructuring and transformation of our business following our separation from Thomson Reuters in 2016 mainly related to the integration of separate business units into one functional organization and enhancements in our technology. This also includes cash payments following our merger with Churchill Capital Corp in 2019, to streamline our operations by simplifying our organization and focusing on two product groups.
3. Reflects the deferred revenues adjustment as a result of purchase accounting.
4. Includes costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities and include advisory, legal, and other professional and consulting costs.
5. Reflects costs incurred in connection with the initiative, following our merger with Churchill Capital Corp in 2019, to streamline our operations by simplifying our organization and focusing on two product groups. This also includes restructuring related costs following the acquisition of DRG and CPA Global in 2020.
6. Includes primarily the net impact of foreign exchange gains and losses related to the re-measurement of balances and other items that do not reflect our ongoing operating performance.

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26 Non GAAP Reconciliation – Net Cash Provided By (Used In) Operating Activities to Free Cash Flow and Adjusted Free Cash Flow Descriptions Free Cash Flow and Adjusted Free Cash Flow Adjustments 1. Includes cash payments to Thomson Reuters under the Transition Services Agreement. These costs decreased substantially in 2019, as we were in the final stages of implementing our standalone company infrastructure. In 2019, the Transition Services Agreement cash paid is offset by cash receipts from the IPM Product Line divestiture. 2. Includes cash payments in connection with and after our separation from Thomson Reuters in 2016 relating to the implementation of our standalone company infrastructure and related cost-savings initiatives. These cash payments include mainly transition consulting, technology infrastructure, personnel and severance expenses relating to our standalone company infrastructure, which are recorded in Transition, integration, and other related expenses line-item of our income statement, as well as cash payments related to the restructuring and transformation of our business following our separation from Thomson Reuters in 2016 mainly related to the integration of separate business units into one functional organization and enhancements in our technology. This also includes cash payments following our merger with Churchill Capital Corp in 2019, to streamline our operations by simplifying our organization and focusing on two product groups. This also includes restructuring related payments following the acquisition of DRG and CPA Global in 2020. 3. Includes costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities and include advisory, legal, and other professional and consulting costs. 1 2 3 Twelve Months Ended December 31, (in millions) 2020 2019 Net cash provided by operating activities $ 263.5 $ 117.6 Capital expenditures (107.7) (69.8) Free cash flow 155.8 47.8 Cash paid for transition services agreement (2.2) 12.0 Cash paid for transition, transformation and integration expense 46.3 40.9 Cash paid for transaction related costs 95.8 45.1 Cash paid for debt issuance costs 7.7 — Cash received for hedge accounting transactions (1.7) — Cash received for legal settlement — (45.3) Adjusted free cash flow $ 301.7 $ 100.5 Non GAAP Reconciliation – Debt to Net debt December 31, 2020 December 31, 2019(in millions) Total debt outstanding $ 3,547.4 $ 1,665.0 Cash and cash equivalents 257.7 76.1 Total net debt outstanding $ 3,289.7 $ 1,588.9

27 Non GAAP Reconciliation – Revenues, Net to Adjusted Revenues Reconciliation Year Ending December 31, 2021 (Forecasted) Low High ($ in millions) Net (loss) income $(7.5) $32.5 Provision for income taxes 29.4 29.4 Depreciation and amortization 545.8 545.8 Interest, net 151.3 151.3 Transition, TSA and integration expenses 40.3 40.3 Transaction related costs - - Share-based compensation expense 26.0 26.0 Other (0.3) (0.3) Adjusted EBITDA $785.0 $825.0 Non GAAP Reconciliation – Net Income to Adjusted EBITDA Reconciliation Year Ending December 31, 2021 (Forecasted) ($ in millions) Low High Revenues, net $1,780.0 $1,840.0 Adjusted EBITDA $785.0 $825.0 Adjusted EBITDA Margin 44% 45% Non GAAP Reconciliation –Adjusted EBITDA Margin Descriptions Adjusted EBITDA Adjustments 1. Includes restructuring costs, other cost optimization activities, and payments and receipts under transition service agreements. 2. Includes cost associated with merger and acquisition related activities. 1 2 Year Ending December 31, 2021 (Forecasted) (in millions) Low High Revenues, net $ 1,780.0 $ 1,840.0 Adjusted revenues, net $ 1,780.0 $ 1,840.0

28 Non GAAP Reconciliation – Net Loss Per Fully Diluted Weighted Shares Outstanding to Adjusted Diluted EPS Reconciliation Year Ending December 31, 2021 (Forecasted) Low High (in millions) Net cash provided by operating activities $ 559.7 $ 609.7 Capital expenditures $ (151.7) $ (151.7) Free Cash Flow $ 408.0 $ 458.0 Transition, transformation and integration expense $ 42.0 $ 42.0 Transaction related costs $ - $ - Adjusted Free Cash Flow $ 450.0 $ 500.0 Descriptions Adjusted Free Cash Flow Adjustments 1. Includes cash payments related to restructuring and other cost optimization activities. 2. Includes cash payments related to merger and acquisition related activities. 1 2 Non GAAP Reconciliation – Free Cash Flow and Adjusted Free Cash Flow Reconciliation Year Ending December 31, 2021 (Forecasted) (in millions, except per share amounts) Low High Per Share Per Share Net Loss $(0.01) $0.05 Transition, TSA and integration expenses 0.07 0.07 Transaction related costs - - Share-based compensation 0.04 0.04 Amortization related to acquired intangible assets 0.68 0.68 Income tax impact of related adjustments (0.05) (0.05) Adjusted Diluted EPS $0.73 $0.79 Weighted average common shares (diluted) 631,043,005 1 2 Descriptions Adjusted Diluted EPS Adjustments 1. Includes restructuring costs, other cost optimization activities, and payments and receipts under transition service agreements. 2. Includes cost associated with merger and acquisition related activities.